UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2010

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  (1)  2010 Base Salaries, 2010 Target Incentive Opportunity Percentages, and 2010 Equity Awards.

The 2010 base salaries, target incentive opportunity percentages under the J. C. Penney Corporation, Inc. Management Incentive Compensation Program, and equity award values for the executive officers of J. C. Penney Company, Inc. (“Company”) are set forth below.  For 2010, the executive officers’ equity values will be delivered in the form of stock options, performance-based restricted stock units, and time-based restricted stock units, in the dollar amounts reflected in the table.  In accordance with the equity award grant policies of the Human Resources and Compensation Committee of the Company’s Board of Directors, the annual grant of equity awards was effective on March 16, 2010.

Executive Officer	2010 Base Salary	2010 Target Incentive Award Opportunity (% of base salary)	2010 Equity Awards
			Stock Options ($)	Performance Units ($)	Time-Based Restricted Stock Units ($)
Myron E. Ullman, III Chairman of the Board and Chief Executive Officer	$1,500,000	125%	$1,600,000	$4,800,000	$1,600,000
Robert B. Cavanaugh Executive Vice President, Chief Financial Officer	$715,000	75%	$750,000	$375,000	$375,000
Janet L. Dhillon Executive Vice President, General Counsel and Secretary	$530,000	60%	$475,000	$237,500	$237,500
Thomas M. Nealon Executive Vice President, Chief Information Officer	$575,000	75%	$500,000	$250,000	$250,000
Michael T. Theilmann Executive Vice President, Chief Human Resources and Administration Officer	$625,000	75%	$712,500	$356,250	$356,250

(2) Forms of Grant Notice. On March 11, 2010, the Human Resources and Compensation Committee approved the annual equity award to executive officers and senior management Associates of the Company, consisting of stock options, time-based restricted stock units, and performance-based restricted stock units.

The number of performance units granted is a target award which may increase or decrease based on the extent to which the Company achieves the performance measurement established by the Committee at the beginning of the performance cycle, which is our fiscal year. The payout matrix established by the Committee sets forth a range of payout percentages (from 0 to 200%) relative to the Company’s actual results for the fiscal year. The performance measurement is earnings per share, defined as diluted earnings per share from continuing operations, excluding any unusual and/or extraordinary items identified by the Committee.

For participants to receive 100% of the target award for 2010, the Company must generate earnings per share of $1.58 for the fiscal year. To receive the maximum of 200% of the target award, the Company must generate earnings per share of $1.86. Once the performance cycle ends, the actual performance units earned are then subject to additional time-based vesting requirements. One-third of the earned award vests on each of the first three anniversaries of the grant date provided the participant remains continuously employed with the Company during that time. In addition, following the end of the performance cycle, dividend equivalents accrue on any outstanding unvested performance units. Upon vesting, the performance units and related dividend equivalents are paid out in shares of JCPenney common stock.

A copy of the Form of Notice of 2010 Performance Unit Grant is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The respective Forms of Notice of Grant to be used in connection with grants of stock options and time-based restricted stock units have previously been filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 10.1 Form of Notice of 2010 Performance Unit Grant under the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Michael T. Theilmann Michael T. Theilmann Executive Vice President,
Chief Human Resources and
Administration Officer

Date:  March 17, 2010

EXHIBIT INDEX

Exhibit Number 10.1	Description Form of Notice of 2010 Performance Unit Grant under the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan